Exhibit 10.24

July 31, 2003

Janssen Pharmaceutica N.V.

Turnhoutseweg 30

B-2340 Beerse Belgium

Attention:              Guy Vercauteren

RE:         First Amendment to the License Agreement by and among Elan Drug Delivery, Inc. (formerly Elan Pharmaceutical Research Corp.)  and Elan Pharma International Limited and Janssen Pharmaceutica NV dated 31 March 1999 (“the License Agreement”)

Dear Sirs

We refer to the above identified License Agreement that the parties desire to amend as follows:

Defined terms used in this letter shall have the meanings assigned to them in the License Agreement unless such terms are expressly defined in this letter.  All other provisions of the License Agreement not amended herein shall remain unchanged and in full force and effect.

The License Agreement is modified as follows:

Section 3.2 is amended to add the following sentence to the end of the paragraph:

“The obligations of this Section 3.2 are limited to the disclosure of patents and patent applications only and in accordance with the provisions of Article 10.”

Section 3.8 is amended by deleting the first sentence.

New Sections 10.5 and 10.6 are addded:

10.5                     Notwithstanding anything to the contrary in this Agreement, the parties have no obligation to disclose to each other any findings or inventions made or discovered during the course of the Development Program or as a consequence of activities conducted under this Agreement or the Feasibility Agreement unless and until such finding or invention is the subject of a patent application (“Patent Applications”) filed by such party.

10.6                     Nothwithstanding anything to the contrary in this Agreement,  Janssen hereby grants to NANO a non-exclusive,  royalty-free, world-wide, sublicenseable license to Patent Applications filed by Janssen or its Affiliates, except as to Compound, Analogue, and Product.  The license rights granted to NANO under this Article 10.6 only include Valid Claims that cover NanoCrystal Technology and specifically exclude Valid Claims that do not cover NanoCrystal Technology.  For the purposes of this Article 10.6 only, Valid Claims shall also include patent applications.

Please indicate your understanding and approval by executing this letter in duplicate at the place indicated below and returning one signed duplicate to us.

Sincerely,
/s/ Nancy Neill
Nancy Neill
Treasurer
Elan Drug Delivery, Inc.

Agreed for and on behalf of Janssen Pharmaceutica NV

/s/ Guy Vercauteren
Guy Vercauteren

Janssen Pharmaceutica NV

Agreed for and on behalf of Elan Drug Delivery, Inc.

By:	/s/ Nancy Neill
Name:	Nancy Neill
Title:	Treasurer

Agreed for and on behalf of Elan Pharma International Limited

By:	/s/ Debbie Buryj
Name:	Debbie Buryj
Title:	Authorized Signatory